Exhibit 99.1

SIDUS SPACE REPORTS FIRST QUARTER 2025 FINANCIAL RESULTS AND PROVIDES BUSINESS UPDATE

Cape Canaveral, FL – May 15, 2025 – Sidus Space (NASDAQ: SIDU) (the “Company” or “Sidus”), an innovative, agile space mission enabler, today announced its financial results for the first quarter ended March 31, 2025, and provided a business update. The Company is scheduled to host a conference call and webcast today, Thursday, May 15, at 5:00 p.m. ET.

“Q1 was a pivotal quarter for Sidus as we launched LizzieSat®-3 (LS-3) and advanced a major technology rollout, laying the foundation for future revenue growth. We remain committed to delivering integrated, AI-driven solutions across space, air, land, and sea and are confident in our long-term trajectory,” said Carol Craig, Sidus Chairwoman and CEO. “With growing commercial and defense interest in our products and the commissioning of LS-3 underway, we believe Sidus is well-positioned to generate meaningful returns on our investments in innovation, infrastructure, and talent. We have strengthened our balance sheet, launched high-potential, new platforms including our Orlaith™ AI Ecosystem and are poised to generate revenue from diversified initiatives in the second half of the year.”

Operational Highlights for the Quarter Ending March 31, 2025:

●	Successfully launched LizzieSat®-3 on March 14, 2025, aboard SpaceX Transporter-13—the third satellite in our growing micro-constellation

●	Completed initial commissioning of FeatherEdge™ GEN-2, the next-generation advanced onboard edge computer

●	Established communications with customer payload onboard LS-3

●	Launched Sidus Orlaith™ AI Ecosystem, combining FeatherEdge™ hardware and Cielo™ software

●	Introduced VPX technology, including the Sidus Single Board Computer (SSBC) - a SOSA™-Aligned, OpenVPX-based computer Along with SSBC, Sidus debuted the Position, Navigation and Timing Card (PNT) module addressing operational challenges in GPS-denied or contested environments

●	Initiated early-stage customer demos and trials in defense and commercial space domain sectors

Subsequent Operational Highlights:

●	Amended and extended the lunar satellite manufacturing contract with Lonestar Holdings, bringing the total potential value to $120 million

●	Deployed Orlaith™ AI system in Asia strengthening global AI and analytics offerings

●	Executed an MOU with Reflex Aerospace to explore joint constellation services

●	Expanded partnership with Little Place Labs for near real-time maritime intelligence with LizzieSat® powered vessel detection solution

●	Received Notice of Allowance for our Modular Satellite Platform—a patent that safeguards the intellectual property behind our adaptable and scalable satellite architecture

●	Expanded pipeline of initial product orders for dual-use, SOSA™-aligned hardware

Financial Highlights for the First Quarter Ending March 31, 2025:

●	Revenue: $238,000, compared to $1.05 million in Q1 2024, reflecting a strategic pivot away from legacy services to new commercial models

●	Cost of Revenue: $1.9 million, up 93% from Q1 2024 due to increased satellite and software depreciation and an increase of material and labor costs

●	Gross Profit (Loss): $(1.6) million, compared to $84,000 profit in Q1 2024 due to reduced contribution from legacy high-margin services as we transition to higher-value, recurring revenue lines

●	SG&A Expenses: $4.4 million, up from $3.6 million in Q1 2024, driven by headcount growth, launch rescheduling, and operational scaling

●	Adjusted EBITDA: Loss of $4.7 million (non-GAAP), compared to a $2.7 million loss in Q1 2024

●	Net Loss: $6.4 million, versus $3.8 million in Q1 2024, driven by strategic investment and depreciation

●	Cash Position: $11.7 million as of March 31, 2025, versus $6.2 million a year earlier

●	Debt: Fully repaid Decathlon loan, improving capital efficiency

Conference Call and Webcast

Event: Sidus Space First Quarter Financial Results Conference Call

Date: Thursday, May 15, 2025

Time: 5:00 p.m. Eastern Time

Live Call: + 1-877-269-7751 (U.S. Toll-Free) or +1-201-389-0908 (International)

Webcast: https://viavid.webcasts.com/starthere.jsp?ei=1718772&tp_key=60eb853909

For interested individuals unable to join the conference call, a dial-in replay of the call will be available until Thursday, May 29, 2025, at 11:59 P.M. ET and can be accessed by dialing +1-844-512-2921 (U.S. Toll-Free) or +1-412-317-6671 (International) and entering replay pin number: 13753732.

An online archive of the webcast will be available for three months following the event at https://investors.sidusspace.com/.

About Sidus Space

Sidus Space (NASDAQ: SIDU) is a space mission enabler providing flexible, cost-effective solutions, including satellite manufacturing and technology integration, AI-driven space-based data solutions, mission planning and management operations, AI/ML products and services and space and defense hardware manufacturing. With its mission of Space Access Reimagined®, Sidus Space is committed to rapid innovation, adaptable and cost-effective solutions, and the optimization of space system and data collection performance. With demonstrated space heritage, including manufacturing and operating its own satellite and sensor system, LizzieSat®, Sidus Space serves government, defense, intelligence and commercial companies around the globe. Strategically headquartered on Florida’s Space Coast, Sidus Space operates a 35,000-square-foot space manufacturing, assembly, integration and testing facility and provides easy access to nearby launch facilities. For more information, visit: www.sidusspace.com.

Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute ‘forward-looking statements’ within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the expected trading commencement and closing dates. The words ‘anticipate,’ ‘believe,’ ‘continue,’ ‘could,’ ‘estimate,’ ‘expect,’ ‘intend,’ ‘may,’ ‘plan,’ ‘potential,’ ‘predict,’ ‘project,’ ‘should,’ ‘target,’ ‘will,’ ‘would’ and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and other factors described more fully in the section entitled ‘Risk Factors’ in Sidus Space’s Annual Report on Form 10-K for the year ended December 31, 2024, and other periodic reports filed with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and Sidus Space, Inc. specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Non-GAAP Measures

To provide investors with additional information in connection with our results as determined in accordance with GAAP, we use non-GAAP measures of adjusted EBITDA. We use adjusted EBITDA in order to evaluate our operating performance and make strategic decisions regarding future direction of the company since it provides a meaningful comparison to our peers using similar measures. We define adjusted EBITDA as net income (as determined by U.S. GAAP) adjusted for interest expense, depreciation and amortization expense, acquisition deal costs, severance costs, capital market and advisory fees, equity-based compensation and warrant costs. These non-GAAP measures may be different from non-GAAP measures made by other companies since not all companies will use the same measures. Therefore, these non-GAAP measures should not be considered in isolation or as a substitute for relevant U.S. GAAP measures and should be read in conjunction with information presented on a U.S. GAAP basis.

The following table reconciles adjusted EBITDA to net loss (the most comparable GAAP measure) for the three months ended March 31, 2025 and 2024:

	Three Months Ended
	March 31,
	2025	2024	Change	%
Net Income / (Loss)	$(6,414,627)	$(3,810,500)	$(2,604,127)	68%
Interest Income/Expense (i)	341,707	248,981	92,726	37%
Depreciation & Amortization(ii)	934,674	253,030	681,644	269%
Fundraising expense (iii)	5,480	560,322	(554,842)	-99%
Severance expense	206,100	(9,722)	215,822	2220%
Equity based compensation	252,243	79,198	172,045	218%
Total Non-GAAP Adjustments	1,740,204	1,131,809	608,395	54%
Adjusted EBITDA	(4,674,423)	(2,678,691)	(1,995,732)	75%

(i)	Sidus Space incurred increased interest expense related to an asset-based loan slightly offset by interest income.
(ii)	Sidus Space incurred increased depreciation expense 2025 with launch and deployment of multiple satellite fixed assets and related satellite software as well as new ERP software capitalization.
(iii)	Sidus Space did not raise capital during Q1 2025, which resulted in decreased fundraising expense during Q1 2025.

SIDUS SPACE, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31,	December 31,
	2025	2024
Assets
Current assets
Cash	$11,711,301	$15,703,579
Accounts receivable	461,839	827,886
Accounts receivable - related parties	647,942	641,376
Inventory	142,972	255,716
Contract asset	1,338,054	1,347,386
Contract asset - related party	46,953	46,953
Prepaid and other current assets	2,167,868	3,429,656
Total current assets	16,516,929	22,252,552

Property and equipment, net	16,935,611	14,891,976
Operating lease right-of-use assets	49,118	121,545
Intangible asset	398,135	398,135
Other assets	84,472	81,359
Total Assets	$33,984,265	$37,745,567

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and other current liabilities	$3,643,708	$3,388,667
Accounts payable and accrued interest - related party	694,915	673,743
Contract liability	-	16,192
Contract liability - related party	46,953	46,953
Asset-based loan liability	9,794,642	6,902,636
Notes payable	-	3,059,767
Operating lease liability	49,118	121,544
Total current liabilities	14,229,336	14,209,502

Total Liabilities	14,229,336	14,209,502

Commitments and contingencies

Stockholders’ Equity
Preferred Stock: 5,000,000 shares authorized; $0.0001 par value; no shares issued and outstanding
Series A convertible preferred stock: 2,000 shares authorized; 0 shares issued and outstanding	-	-
Common stock: 210,000,000 authorized; $0.0001 par value
Class A common stock: 200,000,000 shares authorized; 18,204,483 and 15,956,816 shares issued and outstanding, respectively	1,821	1,597
Class B common stock: 10,000,000 shares authorized; 100,000 shares issued and outstanding	10	10
Additional paid-in capital	86,520,949	83,887,682
Accumulated deficit	(66,767,851)	(60,353,224)
Total Stockholders’ Equity	19,754,929	23,536,065
Total Liabilities and Stockholders’ Equity	$33,984,265	$37,745,567

SIDUS SPACE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended
	March 31,
	2025	2024

Revenue	$160,704	$845,111
Revenue - related parties	77,790	205,044
Total - revenue	238,494	1,050,155
Cost of revenue	1,866,972	966,091
Gross profit (loss)	(1,628,478)	84,064

Operating expenses
Selling, general and administrative expense	4,444,442	3,645,583
Total operating expenses	4,444,442	3,645,583

Net loss from operations	(6,072,920)	(3,561,519)

Other income (expense)
Interest expense	24,593	(153,526)
Interest income	66,345	-
Asset-based loan expense	(432,645)	(95,455)
Total other income (expense)	(341,707)	(248,981)

Loss before income taxes	(6,414,627)	(3,810,500)
Provision for income taxes	-	-
Net loss	$(6,414,627)	$(3,810,500)

Dividend on Series A preferred Stock	-	(42,375)
Net loss attributed to stockholders	(6,414,627)	(3,852,875)

Basic and diluted loss per common share	$(0.35)	$(1.42)
Basic and diluted weighted average number of common shares outstanding	18,228,267	2,719,812

SIDUS SPACE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended
	March 31,
	2025	2024

Cash Flows From Operating Activities:
Net loss	$(6,414,627)	$(3,810,500)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation	252,244	79,198
Depreciation and amortization	934,673	253,030
Non-cash fees on asset-based loan	20,243
Changes in operating assets and liabilities:
Accounts receivable	366,047	524,314
Accounts receivable - related party	(6,566)	(104,583)
Inventory	112,744	(205,659)
Contract asset	9,332	-
Prepaid expenses and other assets	1,258,675	629,973
Accounts payable and accrued liabilities	255,041	(2,991,139)
Accounts payable and accrued liabilities - related party	21,172	209,292
Contract liability	(16,192)	-
Changes in operating lease assets and liabilities	1	(2,220)
Net Cash used in Operating Activities	(3,207,213)	(5,418,294)

Cash Flows From Investing Activities:
Purchase of property and equipment	(2,978,308)	(2,230,118)
Net Cash used in Investing Activities	(2,978,308)	(2,230,118)

Cash Flows From Financing Activities:
Proceeds from issuance of common stock units	-	13,742,311
Proceeds from exercise of warrants	2,381,247	-
Proceeds from asset-based loan agreement	3,289,744	46,133
Repayment of asset-based loan agreement	(417,981)	(1,034,380)
Repayment of notes payable	(3,059,767)	(150,000)
Net Cash provided by Financing Activities	2,193,243	12,604,064

Net change in cash	(3,992,278)	4,955,652
Cash, beginning of period	15,703,579	1,216,107
Cash, end of period	$11,711,301	$6,171,759

Supplemental cash flow information
Cash paid for interest	$5,462	$152,066
Cash paid for taxes	$-	$-

Non-cash Investing and Financing transactions:
Class A common stock issued for conversion of Series A convertible preferred stock	$-	$16,566

Contacts:

Investor Relations

investorrelations@sidusspace.com

Media Inquiries

press@sidusspace.com